Exhibit 99.1
JOINT FILING AGREEMENT AND POWER OF ATTORNEY
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree jointly to prepare and file on behalf of each of them a statement on Schedule 13D (including amendments thereto) with respect to the shares of common stock, par value $0.01 per share, of Flow International Corporation and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on August 12, 2011.

OTTER CREEK PARTNERS I, L.P. By: Otter Creek Management, Inc., its general partner

By:	/s/ R. Keith Long
R. Keith Long, President

OTTER CREEK INTERNATIONAL, LTD.
By:	/s/ R. Keith Long
R. Keith Long, Director

OTTER CREEK MANAGEMENT, INC.
By:	/s/ R. Keith Long
R. Keith Long, Chief Executive Officer

R. KEITH LONG
/s/ R. Keith Long
R. Keith Long